Exhibit 10.2

                              TERMINATION AGREEMENT

     This Termination Agreement ("Agreement"), dated as of July 28th, 2005, is made and entered into by and between U.S. Gold Corporation, a corporation organized and existing under the laws of the State of Colorado ("U.S. Gold" or "Employer") and David C. Reid, an individual ("D. Reid" or "Employee")(Employer and Employee may hereafter be collectively referred to as "Parties").

                                    RECITALS

     WHEREAS, U.S. Gold and D. Reid entered into that certain Employment Agreement dated January 1, 1994, as amended June 1, 1995 and July 21, 1998 ("Employment Agreement"); and

     WHEREAS, the terms of the Employment Agreement, including provisions for ongoing compensation and a potential cash severance payment, appear to be an impediment to completion of certain corporate transactions that may be in the best interests of the shareholders of U.S. Gold, including a contemplated transaction; and

     WHEREAS, D. Reid is willing to terminate the Employment Agreement and compromise the form and amount of compensation provided for in the Employment Agreement, as well as any other obligations that Employer may have to Employee, in return for certain payments described below; and

     WHEREAS, the Parties agree that it is in their mutual best interests to terminate the Employment Agreement effective as of the date of this Agreement; and

     WHEREAS, it is the desire of both parties that D. Reid continue as an employee of Employer on an at-will basis following termination of the Employment Agreement, maintaining, for the duration of the at-will employment, the current level of salary and health and dental insurance coverage presently in effect for the benefit of the Employee, and the parties agree to a mutual one month notice requirement to terminate the contemplated at-will employment.

     NOW, THEREFORE, in consideration of the foregoing Recitals, which shall be considered an integral part of this Agreement, and the mutual covenants and agreements set forth below, the parties hereby agree as follows:

                                    COVENANTS

1)   Termination of Employment Agreement and Stock Option Agreement.
     ---------------------------------------------------------------

     a) The Employment Agreement is terminated effective immediately and Employee shall have no further rights thereunder. All payment or compensation to which Employee is entitled from Employer from this time forward is set forth in this Agreement.

     b) Notwithstanding the termination of the Employment Agreement, D. Reid will continue in the employ of U.S. Gold subsequent to this date as an at-will employee with a mutual one month notice requirement to terminate the at-will employment. As such, his employment may be terminated for no reason or any reason not prohibited by law.

     c) That certain Stock Option Agreement between the Employer and Employee dated November 6, 2003 is terminated as of the date of this Agreement for the consideration as set forth only in this Agreement.

     d) In connection with the termination of the Employment Agreement, Employee agrees, by way of example, and not by way of limitation, that:

          i)   Employee is no longer entitled to monthly compensation under
               Section 3.1 of the Employment Agreement;

          ii)  Employee is not entitled to any severance payment under Section
               4.1.4 of the Employment Agreement;

         iii) Employee is no longer entitled to any employment benefits as described under Section 3.2 of the Employment Agreement; and

          iv) Employee is not entitled to payment for any other past, present or future obligations that the Employer may have had under the Employment Agreement.

2)   Consideration to Employee.
     --------------------------

     a) In consideration of the cancellation of the Employment Agreement, Employer agrees to pay Employee Three Hundred One Thousand Five Hundred Sixty Seven Dollars ($301,567.00) as a cash payment simultaneous with the execution of this Agreement. Payment may be made by electronic wire transfer, check, or any other cash arrangement acceptable to both parties.

     b) Employer agrees to grant and issue to Employee Two Hundred Seventy Five Thousand Seven Hundred Eighty Four (275,784) shares of common stock of U.S. Gold issued under and pursuant to Employer's Non-Qualified Stock Option and Stock Grant Plan valued at Forty Cents ($0.39) per share simultaneous with the execution of this agreement.

     c) Employer agrees to transfer 1,565,539 shares of Gold Resource Corporation ("GRC") stock (presently owned by Employer; the "GRC






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


          Shares") to Employee simultaneous with the execution of this Agreement. For purposes of this Agreement, the Shares shall be valued at fair market value, as determined by Behre Dolbear & Company, Inc., in that certain fairness opinion prepared for Employer and dated July 25, 2005, and as discussed with tax counsel, the tax basis of the portion of the consideration related to the GRC Shares reported by Employer to the Internal Revenue Service shall be $92,366.80.

     d) In connection with the transfer of the GRC Shares to Employee, Employee represents and warrants as follows:

          i) Employee is acquiring the stock for its own account for the purpose of investment, and not with a view toward, or for sale in connection with, any distribution thereof.

          ii) Employee (i) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of a proposed investment in GRC stock, or (ii) has been advised by attorneys, accountants, or other representatives having such knowledge and experience.

         iii) Employee understands and acknowledges that all of the GRC Shares will be "restricted securities" within the meaning of the Securities Act of 1933, as amended, (the "Securities Act") and applicable state securities law and agrees that the Certificate(s) shall bear the following or a substantially equivalent legend:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT, A "NO ACTION" LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH TRANSFER, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

               Employee further understands and acknowledges that stop transfer instructions will be issued by GRC to its transfer agent with respect to the GRC Shares.

          iv) Employee understands and acknowledges that the GRC Shares will not be registered under the Securities Act, and accordingly, Employee recognizes that it may be required to bear the economic risk of its investment until such GRC Shares are registered. Employee agrees that it will only sell, transfer, pledge or hypothecate any of the GRC Shares pursuant to an effective


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


               registration statement under the Securities Act or in a transaction wherein registration of the securities is not required. Neither GRC nor U.S. Gold has any obligation to register the GRC Shares to allow resale.

          v) The undersigned is an accredited investor within the meaning of Rule 501 of Regulation D of the Securities Act of 1933.

3)   General Release and Indemnification.
     ------------------------------------

     a)   Release by Employee.
          --------------------

          On behalf of his heirs, executors, administrators and assigns, Employee releases and forever discharges Employer, its subsidiaries, affiliates, successors, assigns, directors, officers, managers, representatives, shareholders, agents, employees and volunteers and their respective heirs, personal representatives, administrators and assigned (hereinafter collectively referred to as the "Employer Releasees"), from any and all Causes of Action (as defined below) arising from or relating to (1) termination of the Employment Agreement, and (2) Employer's obligations pursuant to the Employment Agreement. "Causes of Action" means any and all claims, demands, obligations, actions, lawsuits, judgments, liens or liabilities arising out of the numerous laws and regulations regulating employment, including, without limitation, the Civil Rights Act of 1866, 1871, 1964, and 1991; the Employee Retirement Income Security Act; the Equal Pay Act; the Fair Labor Standards Act; the National Labor Relations Act; the Occupational Safety and Health Act; the Older Workers Benefit Protection Act of 1990; the Consolidated Omnibus Budget Reconciliation Act; the Rehabilitation Act of 1973; Executive Order 11246; state anti-discrimination statutes; the Americans with Disabilities Act; the Age Discrimination in Employment Act; the Family Medical Leave Act; the state and federal Constitutions; municipal ordinances; as well as other statutes and the laws of contract, tort and any theory under common law or in equity. Notwithstanding the foregoing, Employee does not waive any rights conferred by statute to vested rights (if any) under any qualified retirement plan nor that certain Indemnification Agreement dated September 21, 2004.

     b)   Waiver by Employee.
          -------------------

          Employee agrees that the payments made to him pursuant to this Agreement are made in full and complete settlement and in full accord and satisfaction of all Causes of Action he has against the Employer Releasees relating to the termination of the Employment Agreement or Employer's obligations under the Employment Agreement. Employee waives all such Causes of Action he may have against the Employer Releasees



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          and covenants not to sue the Employer Releasees except for and to the extent of any obligations of Employer contained in this Agreement that are not performed.

     c)   Employee's Rights Under the Older Workers Benefit Protection Act.
          -----------------------------------------------------------------

          On July 2, 2005, Employee was advised in writing (i) to consult with an attorney before signing this Agreement; (ii) that he has twenty one
          (21) days in which to consider this Agreement; (iii) that he has seven
          (7) days after signing this Agreement to revoke the Agreement; (iv) that this Agreement will not be effective or enforceable until seven
          (7) days after the date Employee signs it; and (v) that Employee will not receive the monies payable pursuant to this Agreement until after the expiration of the revocation period referred to above. Employee understands and agrees that any revocation of this Agreement by him must be in writing and delivered to a duly authorized representative of the Employer during the revocation period.

4)   Miscellaneous.
     --------------

     a)   No Admission of Liability.
          --------------------------

          Employee understands and agrees that the acceptance of the above-mentioned payment is not to be construed in any way as an admission of liability on the part of the Employer Releasees, but, on the contrary, the Employer Releasees specifically deny any liability to Employee and the Parties recognize that this Agreement is a compromise of the Employer's obligations under the Employment Agreement.

     b)   Backup Withholding.
          -------------------

          Employee represents that he is not subject to backup withholding requirements and agrees to indemnify Employer for any liability incurred as a result of not withholding for payments made under the terms of this Agreement.

     c)   Reliance on Representations.
          ----------------------------

          Employee acknowledges that in executing this Agreement, he has not relied upon any representation or statement not set forth herein.

     d)   Governing Law.
          --------------

          This Agreement shall be deemed to have been made in the County of Jefferson, State of Colorado, and shall be interpreted and construed


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          and enforced in accordance with the laws of the State of Colorado and before the courts of the State of Colorado.

     e)   Severability.
          -------------

          If one or more paragraphs of this Agreement shall be ruled unenforceable, the remaining portions shall remain in full force and effect.

     f)   Employee Acknowledgements.
          --------------------------

          Employee has had an opportunity to consult an attorney before signing this Agreement. The terms of this Agreement are the result of a negotiated settlement. Employee has read this Agreement and understands its terms. Employee has had sufficient time in which to consider this Agreement. Employee enters into and signs this agreement knowingly, voluntarily, freely, of his own volition and with such consultation with counsel as he deemed appropriate. Employee is of lawful age and legally competent to enter into this Agreement.

     g)   Entire Agreement.
          -----------------

          The Parties understand and agree that this Agreement constitutes the entire agreement between them and supersedes and replaces any and all understandings, obligations, representations and agreements, whether written or oral, express or implied.

I HAVE READ THE FOREGOING TERMINATION AGREEMENT AND GENERAL RELEASE. I FULLY UNDERSTAND THAT THIS AGREEMENT HAS IMPORTANT LEGAL CONSEQUENCES. I HAVE HAD AN OPPORTUNITY TO HAVE THE AGREEMENT FULLY EXPLAINED TO ME BY MY ATTORNEY AND I UNDERSTAND THE AGREEMENTS FINAL AND BINDING EFFECT, AND I AGREE THAT THE ONLY PROMISES TO ME TO SIGN THIS AGREEMENT ARE THOSE STATED ABOVE.

/s/ David C. Reid                              July 28, 2005
  David C. Reid                               -------------
                                                   Date

U.S. GOLD CORPORATION, a Colorado corporation


By: /s/ John W. Goth                                 July 28, 2005
Title: Director                                          Date






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